Exhibit 10.3

EXECUTION VERSION
AMENDMENT NO. 3 TO JOINT VENTURE AGREEMENT
This AMENDMENT NO. 3 TO JOINT VENTURE AGREEMENT (this “Amendment”) is made and entered into as of March 2, 2014, by and among (i) SunPower Technology, Ltd., a company organized under the laws of the Cayman Islands (“SPTL”); (ii) AU Optronics Singapore Pte. Ltd., a company organized under the laws of Singapore (“AUO”); (iii) solely for purpose of Section 18 below, AU Optronics Corporation, a company organized under the laws of Taiwan, R.O.C. (“AUO Taiwan”); and (iv) AUO SunPower SDN.BHD. (formerly known as SunPower Malaysia Manufacturing SDN.BHD.), a company organized under the laws of Malaysia (the “JVC”). Capitalized terms used but not defined herein shall have the meanings given to them in the Initial Agreement (as defined below).
RECITALS
A.    The parties hereto are parties to that certain Joint Venture Agreement dated as of May 27, 2010 (the “Initial Agreement”).
B.    The parties hereto are parties to that certain Amendment No. 1 to Joint Venture Agreement, dated as of June 29, 2010 (the “First Amendment”).
C.    The parties hereto are parties to that certain Amendment No. 2 to Joint Venture Agreement, dated as of July 5, 2010 (the “Second Amendment”).
D.    The parties hereto desire to enter into this Amendment to memorialize their agreement with respect to the matters referred to herein.
AGREEMENT
NOW THEREFORE, in furtherance of the foregoing premises and in consideration of the mutual covenants and obligations hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do agree as follows:
1.Each reference, whether direct or indirect, in the Initial Agreement to the Initial Agreement (including, without limitation, references to “this Agreement”) shall mean and be a reference to the Initial Agreement, as amended by the First Amendment, the Second Amendment and this Amendment.

2.Section 8.11 of the Initial Agreement is hereby deleted in its entirety and replaced with the following:

“8.11    Minutes. Minutes of each meeting of the Board shall be signed by the Chairman of the meeting, after review and approval by the Board. Minutes of the meeting of the Board shall be prepared in English, and kept at the JVC’s head office. Copies of the minutes shall be sent to each of the Directors as soon as practicable after each meeting of the Board.”
3.Each party hereto hereby represents to the other parties hereto that, to the extent applicable, (i) all action on the part of such representing party, its officers, directors, partners and securityholders necessary for the authorization, execution, delivery and performance of all obligations under this Amendment has been taken, (ii) this Amendment constitutes a valid and legally binding obligation of such representing party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws

SVI-82074v2

affecting creditors’ rights and remedies generally, and subject as to enforceability to general principles of equity, and (iii) the execution, delivery and performance of this Amendment will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of such representing party’s organizational documents, in each case as amended through the date hereof.

4.Except as expressly modified by the First Amendment, the Second Amendment and this Amendment, the Initial Agreement shall remain in full force and effect in accordance with its terms. To the extent that there are any inconsistencies or ambiguities between this Amendment and the Initial Agreement, the First Amendment, or the Second Amendment, the terms of this Amendment shall supersede the Initial Agreement, the First Amendment and the Second Amendment.

5.This Amendment shall not be modified, amended, canceled or altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an instrument in writing signed by all of the parties hereto. All amendments or modifications of this Amendment shall be binding upon the parties hereto despite any lack of consideration so long as the same shall be in writing and executed by the parties hereto.

6.This Amendment and all disputes arising out of or in connection with this Amendment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California, without regard to conflicts of laws principles. Any disputes incapable of being resolved by mutual agreement of the parties hereto shall be handled in accordance with Section 18.2 (Arbitration) of the Initial Agreement; provided, however, that the JVC may not take any action with respect to any such disputes or arbitration or settlement thereof without the written consent of both SPTL and AUO.

7.This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signatures follow]

SVI-82074v2

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to Joint Venture Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

AU OPTRONICS SINGAPORE PTE. LTD. By: /s/ Peng, Shuang-Lang Name: Peng, Shuang-Lang Title: Managing Director	AU OPTRONICS CORPORATION By: /s/ Lee, Kuen-Yao Name: Lee, Kuen-Yao Title: Chairman

SUNPOWER TECHNOLOGY, LTD. By: /s/ Marty T. Neese Name: Marty T. Neese Title: COO	AUO SUNPOWER SDN.BHD. By: Koay Hean Kim Name: Koay Hean Kim Title: President

3
SVI-82074v2